                          REDACTED FOR CONFIDENTIALITY


                                                                   EXHIBIT 10.15

                            PATENT LICENSE AGREEMENT



                                     BETWEEN



                            LUCENT TECHNOLOGIES INC.



                                       AND



                   CHARTERED SEMICONDUCTOR MANUFACTURING, LTD.



                         EFFECTIVE AS OF JANUARY 1, 1998



                       RELATING TO SEMICONDUCTIVE DEVICES

                            PATENT LICENSE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

1.01       Grant
1.02       Duration
1.03       Scope
1.04       Ability to Provide Licenses
1.05       Joint Inventions
1.06       Publicity

ARTICLE II - ROYALTY OBLIGATIONS

2.01       Wafer Capacity In Lieu of Royalty Payments
2.02       Royalty Payments During the LIMITED PERIOD
2.03       Accrual
2.04       Records and Adjustments
2.05       Reports and Payments

ARTICLE III - TERMINATION

3.01       Breach
3.02       Survival

ARTICLE IV - MISCELLANEOUS PROVISIONS

4.01       Disclaimer
4.02       Assignment/Divestiture
4.03       Addresses
4.04       Taxes
4.05       Choice of Law
4.06       Integration
4.07       Outside the United States
4.08       Dispute Resolution
4.09       Releases
4.10       Prior Agreement

DEFINITIONS APPENDIX

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


                            PATENT LICENSE AGREEMENT

Effective as of January 1, 1998, LUCENT TECHNOLOGIES INC. ("LUCENT"), a Delaware corporation having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and CHARTERED SEMICONDUCTOR MANUFACTURING, LTD. ("CSM"), a Singapore corporation having an office at 60 Woodlands Industrial Park D Street 2, Singapore 738406, agree as follows*:

                                    ARTICLE I

                               GRANTS OF LICENSES

1.01 GRANT

        (a) LUCENT grants to CSM, solely under LUCENT's PATENTS, ************** **************** licenses for SEMICONDUCTIVE DEVICES in accordance with the license scope set forth in Section 1.03.

        (b) CSM grants to LUCENT, solely under CSM's PATENTS, *************** *************************** licenses for SEMICONDUCTIVE DEVICES in accordance with the license scope set forth in Section 1.03.

1.02 DURATION

All licenses granted herein under any patent shall continue only for the LIMITED PERIOD.

1.03 SCOPE

        (a) The licenses granted herein under LUCENT's PATENTS and CSM's PATENTS are licenses to (i) make, have made, use, lease, sell and import LICENSED PRODUCTS; (ii) make, use and import (but not sell or offer for sale) machines, insofar as such machines are used in or incidental to the manufacture or testing of LICENSED PRODUCTS; and (iii) convey to any customer of the grantee, with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product, or (2) a method or process involving the use of a LICENSED PRODUCT to manufacture or to be used as a device in a process to test any other product. Licensor agrees that its sole recourse for any infringement of LUCENT's PATENTS or CSM's PATENTS as a result of non-compliance with



----------
* Any term in capital letters which is defined in the Definitions Appendix shall have the meaning specified therein.

provisions (1) and/or (2) shall be against the relevant infringer customers provided the licensee does not attempt to convey such rights in breach of provisions (1) and/or (2).

        (b) Licenses granted herein to either party are not to be construed either (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof.

        (c) The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a party's RELATED COMPANIES for so long as they remain its RELATED COMPANIES, however, such sublicenses may be granted only to RELATED COMPANIES which grant to the other party licenses of the same scope and duration as provided in this Agreement. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensees becoming a RELATED COMPANY of such party.

        (d) The parties recognize that the fees payable by CSM to Lucent pursuant to Section 2.02 have been calculated to exclude any royalties on LICENSED PRODUCT produced by RELATED COMPANIES of CSM for Hewlett Packard, in connection with Hewlett Packard's ownership interest in any such RELATED COMPANIES. Accordingly, the parties agree that the licenses and rights granted to CSM or any RELATED COMPANY of CSM under this Agreement shall not extend or apply to product made for or sold to Hewlett Packard in connection with Hewlett Packard's ownership interest in a RELATED COMPANY of CSM. Before seeking any remedies against CSM for infringement of LUCENT's PATENTS licensed hereunder by such RELATED COMPANY in connection with product made for or sold to Hewlett Packard, Lucent will first exhaust its remedies against Hewlett Packard.

1.04 ABILITY TO PROVIDE LICENSES

        (a) It is recognized that certain actions of the parties to this agreement may limit their ability to provide licenses hereunder without constituting a breach. In particular, (i) prior to the earliest filing of a patent application disclosing an invention of a party or its RELATED COMPANY, such party or RELATED COMPANY may assign to a third party the title to patents on such invention, or (ii) prior to the execution of this agreement, a party or its RELATED COMPANY may have limited by contract its ability to provide licenses hereunder with respect to certain patents or technologies.

        (b) A party's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this agreement.

1.05 JOINT INVENTIONS

        (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

        (b) Each party shall give such consent, or shall obtain such consent from its RELATED COMPANIES, its employees or employees of any of its RELATED COMPANIES, as required to make full and effective any such licenses and rights, with respect to any patent issuing on a joint invention, granted to the grantee hereunder by such party and by another licensor of such grantee.

        (c) Each party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention within the scope of the grants hereunder. If, in spite of such reasonable efforts, such party is unable to obtain the requisite consents from such third parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this agreement.

1.06 PUBLICITY

        (a) Nothing in this agreement shall be construed as conferring upon either party or its RELATED COMPANIES any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to the other party (or any of its RELATED COMPANIES), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such LICENSED PRODUCT is in any way certified by the other party hereto or its RELATED COMPANIES.

        (b) The terms, but not the existence, of this Agreement shall be treated as confidential information, and neither party shall disclose such terms to any third party (except to their respective professional advisers) without the prior written consent of the other party; provided however, that either party may represent to suppliers and customers that such party is licensed for the products and patents as provided by this Agreement, to the extent required for a specific commercial transaction with that supplier or customer.

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


                                   ARTICLE II

                               ROYALTY OBLIGATIONS

2.01 WAFER CAPACITY IN LIEU OF ROYALTY PAYMENTS

        (a) In consideration of the rights granted to CSM under this Agreement, CSM shall provide to Lucent certain long-term flexibility and short-term flexibility in wafer capacity made available by CSM to Lucent, as set forth below in Sections 2.01(a)(1) and 2.01(a)(2), respectively. This long-term and short-term flexibility shall offset the cash royalties specified in Section 2.02(b), according to the terms specified in Section 2.01(b) for short-term flexibility and Section 2.01(c) for long term flexibility.

        (1) Long term flexibility (*** royalty offset weighting)

           (A) Pursuant to the terms of the Manufacturing Agreement dated 1 January 1995, as revised by the Novation and Amendment Agreement dated 1 October 1996, Lucent provides CSM with an annual Base Wafer Start Forecast which Lucent updates quarterly and which is confirmed by CSM as the Base Loading Commitment. Both Base Wafer Start Forecast and Base Loading Commitment are now defined in terms of **************************. By this agreement Lucent and CSM agree to use a rolling ******* Base Wafer Start Forecast which Lucent will continue to update quarterly and which will be confirmed by CSM as the Base Loading Commitment.

           (B) CSM shall once per *******, at Lucent's request and without penalty, accept an increase or decrease of the then current Base Loading Commitment of up to *********************** from the prior ******* forecast for any ***** more than ************ in the future. For example, ************************** ****, but prior to commencement of the second quarter, the Base Loading Commitment for ****************************** and
                ****************** **************** may be revised by up to plus or minus ***************** *****.

           (C) In no case shall CSM be required to accept, without its approval, a Base Loading Commitment in which consecutive ******** vary by greater than *********** *************. For example, if the average Base Loading Commitment for a given ******* is **************************, the following ********
                Base Loading Commitment must fall between ***** and ************************ unless approved by CSM in writing.

           (D) Notwithstanding provisions above, CSM is not, without its written approval, required to confirm a Base Wafer Start Forecast as a Base Loading Commitment if it exceeds CSM's agreed Maximum Capacity. The Maximum Capacity is defined herein as the lesser of ****************************************

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


                ****************************************************************
                ****************************************************************
                *****************. Changes to the Maximum Capacity will be administered through the then existing Manufacturing Agreement as modified by subsequent Novation and Amendment Agreements. The Maximum Capacity will be reconfirmed by CSM to Lucent each quarter as part of the Base Wafer Start Forecast to Base Loading Commitment confirmation process. Except as limited by the Base Loading Commitment uplift calculation above, the Maximum Capacity may not be reduced without Lucent's agreement.

        (2)     Short term flexibility (*** royalty offset weighting)

           (A) CSM shall, at Lucent's request, provide additional Flexibility Capacity up to the lesser of
               ***************************************** wafer Free Capacity or
               **************************************************************.
               "Free Capacity" is defined as ***********************************
               *****************************************************************
               *******************************.

            (B) Lucent shall request and CSM shall deliver to Lucent the requested increase in wafer demand loaded uniformly **************** within CSM's then current manufacturing interval ************.

            (C) The technology mix of the Flexibility Capacity lots shall be at the same or less aggressive technology mix as the prior quarter's actual loadings.

            (D) This short term Flexibility Capacity replaces the monthly upside variation range referred to in Exhibit C, Section 2 of the Novation and Amendment Agreement dated 1 October 1996.

            (E) Committed Capacity Shortfall fees and Delivery Capacity
                Shortfall Fees referred to in Section 3.4 of the Novation and Amendment Agreement dated 1 October 1996 revising terms of
                Section 4.3 of the Manufacturing Agreement dated 1 January 1995 are revised herein whereby such fees are applicable only when
                ****.

            (F) Any requests, loadings, or deliveries under these short term
                Flexibility Capacity provisions shall have no impact on the Base Loading Commitment for either party.

        (b) If CSM ******************************* refuses to accept Lucent's request pursuant to Section 2.01(a)(2) for additional wafer capacity, CSM shall pay to Lucent a royalty for the licenses and rights granted in this Agreement in an amount equal to ************** of the royalty specified in Section 2.02(b) due for such ***************. If **************** CSM fails to deliver
**************************** of the incremental increase in wafers

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission requested by Lucent and accepted by CSM pursuant to Section 2.01(a)(2) within the current manufacturing interval **************, CSM shall pay a royalty for the licenses and rights granted in this Agreement in an amount equal to ***************** of the royalty specified in Section 2.02(b) due for each such **************************************. If ***** times within a *************
CSM fails to deliver *********************** of the incremental increase in wafers requested by Lucent and accepted by CSM pursuant to Section 2.01(a)(2) within the current manufacturing interval ************, CSM shall pay a royalty in an amount equal to ****************** of the royalty specified in Section 2.02(b) due for such ******** *******. The total royalty payable by CSM under this Section 2.01(b) in any given quarter shall not exceed **************** of the royalty specified in Section 2.02(b) due for such ******** *******.

        (c) If in any quarter CSM fails to confirm or accept as the Base Loading Commitment Lucent's Base Wafer Start Forecast (to the extent such forecast complies with the terms of Section 2.01(a)(1)), CSM shall pay to Lucent a royalty for the licenses and rights granted in this Agreement in an amount equal to *************** of the royalty specified in Section 2.02(b) due for the ********************************************* in which such request is not accepted.

2.02 ROYALTY PAYMENTS DURING THE LIMITED PERIOD

        (a) CSM shall pay to LUCENT the sum of
************************************ *************** on January 2, 2000.

        (b) In the event CSM fails to meet the wafer capacity requirements of
Section 2.01, CSM shall make the following annual payments to LUCENT, in accordance with Sections 2.01(b), 2.01(c) and 2.05:

        (1) For each year from 2000 through 2002, inclusive, CSM shall pay to LUCENT a fixed sum, in United States dollars, as follows:

     YEAR                                                AMOUNT PAYABLE
     ----                                                --------------
     2000                                                 U.S.  ****
     2001                                                 U.S.  ****
     2002                                                 U.S.  ****

The above sums shall be payable in four equal, quarterly payments due within thirty (30) days after the end of each quarterly period ending on March 31st, June 30th, September 30th, or December 31st, commencing on March 31, 2000, in accordance with the provisions of Section 2.05.

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


        (2) For each year from 2003 through the end of the LIMITED PERIOD, CSM shall pay LUCENT a royalty (in U.S. dollars) calculated at a royalty rate of ****************. For the convenience of the parties, this royalty rate shall be applied to ****.











        (c) Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

        (d) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percent (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such late payment charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

2.03 ACCRUAL

        (a) Obligations to pay accrued royalties shall survive termination of licenses and rights pursuant to Article III and the expiration of any patent.

        (b) When a company ceases to be a RELATED COMPANY of CSM, royalties which have accrued with respect to any products of such company, but which have not been paid, shall become payable with CSM's next scheduled royalty payment.

        (c) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of CSM's obligation to pay such royalty would not be prohibited by applicable law.

2.04 RECORDS AND ADJUSTMENTS

        (a) LUCENT will credit to CSM the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT delivered within twelve (12) months after the due date of the payment which included such alleged overpayment, provided that LUCENT is able to verify, to its own satisfaction, the existence and extent of the overpayment.

        (b) No refund, credit or other adjustment of royalty payments shall be made by LUCENT except as provided in this Section 2.04. Rights conferred by this
Section 2.04 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a party having such right and signing such statement.

2.05 REPORTS AND PAYMENTS

        (a) Within thirty (30) days after the end of quarterly period ending on March 31st, June 30th, September 30th, or December 31st, beginning January 1, 2000, CSM shall furnish to LUCENT at the address specified in Section 4.03 a statement certified by a responsible official of CSM showing in a manner acceptable to LUCENT:

        (1) that all of CSM's obligations under Section 2.01 have been satisfied and that no royalty is due for the applicable quarter; or

        (2) that certain of CSM's obligations under Section 2.01 have not been satisfied, and showing:

          (i) CSM's gross revenues for the relevant period (if after January 1, 2003);

          (ii) Revenue associated with Lucent's share of capacity through Silicon Manufacturing Partners Pte Ltd. and from Hewlett Packard's share of capacity through Chartered Silicon Partners Pte Ltd.;

          (iii) the amount of royalty payable pursuant to Section 2.02(b); and

          (iv) a description of any claimed reductions in the royalties due pursuant to Section 2.02(b) as a result of partial satisfaction of CSM's obligations under Section 2.01.

        (b) Within such thirty (30) days after the end of each quarterly period, CSM shall pay in United States dollars to LUCENT at the address specified in
Section 4.03 the royalties payable in accordance with such statement required by
Section 2.05(a).

                                   ARTICLE III

                                   TERMINATION

3.01 BREACH

In the event of a material breach of this agreement by either party, the other party may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two
(2) months prior written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

3.02 SURVIVAL

        (a) If a company ceases to be a RELATED COMPANY of a party, licenses and rights granted hereunder with respect to patents of such company shall not be affected by such cessation.

        (b) Any termination of licenses and rights of a party under the provisions of this Article III shall not affect such party's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination, and shall not affect the other party's licenses and rights (and obligations related thereto) hereunder.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

4.01 DISCLAIMER

EACH PARTY WARRANTS THAT IT HAS THE RIGHT TO GRANT THE LICENSES GRANTED HEREIN. NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES, RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

4.02 ASSIGNMENT/DIVESTITURE

        Neither party may assign this Agreement or any part thereof, nor transfer licenses or rights hereunder to anyone other than a SUBSIDIARY without the written consent of the other party hereto. However, if either of the parties divests all or a portion of its business and such divested business continues operation as a separately identifiable business, then the licenses granted hereunder to the divesting party may be sublicensed to such divested separate business, but only (i) for the duration and term of licenses as specified in this Agreement, (ii) to the extent and for the time the divested business functions as a separately identifiable business, and (iii) for products and services of the kind provided by the divested business prior to its divestiture and not to any products or services of any entity which acquires the divested business. If the party divesting such business is required to make royalty payments under this Agreement, it shall continue to be obligated to make such payments for itself and for the divested business. Any such divestiture or other business reorganization affecting the ownership or title of any of a party's patents shall be made subject to the rights and obligations created under this Agreement. If such a divestiture occurs, each party shall retain all of its licenses, rights and obligations that existed under this Agreement prior to any such divestiture.

4.03 ADDRESSES

        (a) Any notice or other communication hereunder shall be sufficiently given to CSM when sent by certified mail addressed to the Legal Department, 60 Woodlands Industrial Park D Street 2, Singapore 738406, or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property, Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014. Changes in such addresses may be specified by written notice.

        (b) Payments by CSM shall be made to LUCENT at Sun Trust, P.O. Box 913021, Orlando, Florida, 32891-3021, United States of America. Alternatively, payments to LUCENT may be made by bank wire transfers to LUCENT's account:
Lucent Technologies Licensing, Account No. 910-2-568475, at Chase Manhattan Bank, N.A, 55 Water Street, New York, New York 10041, United States of America, ABA code: 021000021. Changes in such address or account may be specified by written notice.

4.04 TAXES

CSM shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which CSM is required to withhold or deduct from payments to Lucent, except (i) net income taxes imposed upon Lucent by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon Lucent by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of Lucent or any of their Subsidiaries. In order for the exception in (ii) to be effective, CSM must furnish to Lucent evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid.

4.05 CHOICE OF LAW

The parties desire and agree that the law of New York shall apply in any dispute arising with respect to this agreement, without regard to conflicts of laws provisions.

4.06 INTEGRATION

This agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby. Any modification to this agreement shall be enforceable only if it is in a writing signed by the party against which the modification is sought to be enforced.

4.07 OUTSIDE THE UNITED STATES

        (a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this agreement.

        (b) CSM hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to Lucent or any of its RELATED COMPANIES, any agreements wherein sublicenses are granted by it under LUCENT's PATENTS. CSM hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to LUCENT.

        (c) LUCENT hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to CSM or any of its RELATED COMPANIES, any agreements wherein sublicenses are granted by it under CSM's PATENTS. LUCENT hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to CSM.

4.08 DISPUTE RESOLUTION

        (a) If a dispute arises out of or relates to this agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

        (b) Any award made (i) shall be a bare award limited to a holding for or against a party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement); (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court and shall be final and shall not be subject to an appeal.

        (c) In a separate statement from the award the arbitrator may give reasons (except patent validity and/or infringement) on which he relied, but the parties agree that such statement shall be confidential and will be inadmissible in any future proceeding or legal action except proceedings or legal actions between the parties to this Agreement and their RELATED COMPANIES.

        (d) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

        (e) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the agreement.

        (f) The place of mediation and arbitration shall be New York City.

        (g) Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

        (h) A request by a party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

        (i) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto.

        (j) The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

4.09 RELEASES

        (a) Subject to receipt by LUCENT of all payments as provided in Article II, Lucent for itself and acting on behalf of its SUBSIDIARIES hereby releases CSM and its present SUBSIDIARIES from all claims, demands and rights of action which LUCENT or its SUBSIDIARIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world prior to the date of this Agreement that is owned or controlled by LUCENT or its present SUBSIDIARIES, by reason of the manufacture, use, lease, sale or importation, all prior to January 1, 1998, of products of the kind which are LICENSED PRODUCTS with respect to CSM under this Agreement; provided, however, that nothing in this Section 4.09(a) shall relieve CSM from any obligation under Article II of the January 2, 1995 Patent License Agreement between AT&T Corp. and CSM (hereinafter defined as the "Prior License Agreement").

        (b) CSM for itself and acting on behalf of its SUBSIDIARIES hereby releases Lucent and its present SUBSIDIARIES from all claims, demands and rights of action which CSM or its SUBSIDIARIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world prior to the date of this Agreement that is owned or controlled by CSM or its present SUBSIDIARIES, by reason of the manufacture, use, lease, sale or importation, all prior to January 1, 1998, of products of the kind which are LICENSED PRODUCTS with respect to Lucent under this Agreement.



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

4.10 PRIOR AGREEMENT

Lucent and CSM are parties to the Prior License Agreement relating to Semiconductive Devices. The parties agree that (i) all licenses and rights granted under the Prior License Agreement shall continue in effect, and (ii) all obligations corresponding to such licenses and rights shall also continue in effect.



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

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

           LUCENT TECHNOLOGIES INC.

           By:     /s/ M.R. Greene
              ------------------------------------------------
                                M. R. Greene
                     Vice President -- Intellectual Property

           Date:   13 February 1998
                ----------------------------------------------

           CHARTERED SEMICONDUCTOR MANUFACTURING, LTD.


           By:     /s/ Tan Bock Seng
              ------------------------------------------------
                              Tan Bock Seng
                                President

           Date:   17 February 1998
                ----------------------------------------------



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

                              DEFINITIONS APPENDIX

CSM'S PATENTS means every patent (including utility models but excluding design patents and design registrations) owned by CSM which:

        (1) issue from any patent application filed in any country of the world having an effective or actual filing date, or claiming a filing date, prior to January 1, 2003, with respect to which CSM has, as of the effective date of this Agreement, the right to grant the licenses specified herein; and

        (2) are directed to a process for the manufacture of SEMICONDUCTIVE DEVICES, including inventions directed to structures necessarily formed by such process such as but not limited to transistors, diodes, capacitors, resistors, conductors and dielectrics; and further including any invention directed to the housing, sealing, encapsulating or testing of the SEMICONDUCTIVE DEVICE manufactured; however, not included are any inventions which is directed to (1) the apparatus useful in the implementation of the process, or (2) the SEMICONDUCTIVE DEVICE manufactured in which more than one structure is interconnected with another to give it intended functionality, e.g. electrical or photonic systems and circuits, or (3) the functional operation of the SEMICONDUCTIVE DEVICE manufactured in which more than one structure is interconnected with another structure, or (4) a process for the manufacturing of SEMICONDUCTIVE DEVICES utilizing spatially patterned masks in conjunction with an electron beam.

LICENSED PRODUCT means a SEMICONDUCTIVE DEVICE.

LIMITED PERIOD means the period commencing on the effective date of this Agreement and continuing until the termination of the Joint Venture Agreement.

LUCENT'S PATENTS means every patent (including utility models but excluding design patents and design registrations) owned by LUCENT which:

        (1) issue from any patent application filed in any country of the world having an effective or actual filing date, or claiming a filing date, prior to January 1, 2003, with respect to which LUCENT has, as of the effective date of this Agreement, the right to grant the licenses specified herein; and

        (2) are directed to a process for the manufacture of SEMICONDUCTIVE DEVICES, including inventions directed to structures necessarily formed by such process such as but not limited to transistors, diodes, capacitors, resistors, conductors and dielectrics; and further including any invention directed to the housing, sealing, encapsulating or testing of the SEMICONDUCTIVE DEVICE manufactured; however, not included are any inventions which is directed to (1) the apparatus useful in the implementation of the process, or (2) the SEMICONDUCTIVE DEVICE manufactured in which more than one structure is interconnected with another to give it intended functionality, e.g. electrical or photonic systems and circuits, or (3) the functional operation of the SEMICONDUCTIVE DEVICE manufactured in which more than one structure is interconnected with another structure, or (4) a process for the manufacturing of SEMICONDUCTIVE DEVICES utilizing spatially patterned masks in conjunction with an electron beam;

provided, however, that prior to January 1, 2000, the term LUCENT's PATENTS shall not include any patent included within the definition of "AT&T's PATENTS" under the Prior License Agreement.

RELATED COMPANIES of a company are SUBSIDIARIES of the company and any other company so designated in writing signed by LUCENT and CSM.

SEMICONDUCTIVE DEVICE means a unitary electronic device including silicon semiconductive material as an operable part thereof, such device being (i) in the form of a separate discrete device or a separate integrated circuit device, or (ii) integral with a wafer and severable therefrom. Such SEMICONDUCTIVE DEVICE includes circuits contained therein and, if provided therewith, supporting means, terminal members, packaging, housing means, and any environmental controlling means included within such housing means or unitary therewith. A SEMICONDUCTIVE DEVICE shall not lose its character as such whether or not it is a part of an assemblage of such electronic devices or other devices; but the term does not mean or include any such assemblage nor does it include circuits formed by the assemblage.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.



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